SUBSCRIPTION AGREEMENT

BLUEMOUNT INTERNATIONAL INC.

10,000,000 Shares of Common Stock at $0.10 per Share

Minimum Investment: $1,000.00

____________________________________________________________

THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO REGULATION A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AN OFFERING STATEMENT ON FORM 1-A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

GENERALLY, NO SALE MAY BE MADE TO A NON-ACCREDITED INVESTOR IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE PAID IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF THE INVESTOR'S ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT AN INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, INVESTORS ARE ENCOURAGED TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A.

THIS SUBSCRIPTION AGREEMENT (this "Agreement") is entered into by and between Bluemount International Inc., a California corporation (the "Company"), and the undersigned subscriber (the "Investor"), with reference to the offering (the "Offering") by the Company of up to 10,000,000 shares of common stock of the Company (the "Shares") at a purchase price of $0.10 per Share, as described in the Company's offering circular forming part of the Company's offering statement on Form 1-A (as qualified and as supplemented or amended from time to time, the "Offering Circular").

ARTICLE 1 - SUBSCRIPTION

1.1 Subscription. Subject to the terms and conditions of this Agreement, the Investor hereby irrevocably subscribes to purchase the number of Shares set forth on the signature page hereto at a purchase price of $0.10 per Share, for the aggregate purchase price set forth on the signature page hereto (the "Subscription Amount"). The minimum subscription is $1,000.00 (10,000 Shares) (the "Minimum Subscription"), provided that the Company reserves the unqualified discretionary right to accept a subscription in an amount less than the Minimum Subscription.

1.2 Best Efforts; No Minimum Offering; No Escrow. The Shares are offered on a "best efforts" basis. There is no minimum number of Shares that must be sold in order for the Company to hold a closing, and there is no assurance that any minimum amount will be sold. The Offering is not subject to an escrow arrangement. Subscription funds will be paid directly to the Company and, upon acceptance of a subscription, will be immediately available to the Company for use in its operations in a manner consistent with the section of the Offering Circular captioned "Use of Proceeds to Issuer."

1.3 Irrevocable Offer. The Investor acknowledges and agrees that this subscription constitutes a binding offer to purchase the Shares, that the Investor may not revoke, cancel or terminate this Agreement except as required by applicable law, and that the Investor shall hold this offer open until the earlier of (a) acceptance or rejection of the subscription by the Company, or (b) the termination or expiration of the Offering.

1.4 Acceptance or Rejection. The Company reserves the unqualified discretionary right to accept or reject any subscription, in whole or in part, for any reason or for no reason. The Company's acceptance of a subscription shall be effective only when an authorized representative of the Company delivers to the Investor written or electronic notification that the subscription has been accepted. If a subscription is rejected in whole or in part, the Company shall return the subscription funds, or the rejected portion thereof, to the Investor without interest and without deduction.

1.5 Payment. Concurrently with the delivery of this Agreement, the Investor shall tender the Subscription Amount to the Company by check, wire transfer, credit or debit card, or ACH transfer, in each case in a form and by a method acceptable to the Company and in accordance with the payment instructions furnished by the Company.

1.6 Closings; Issuance. Closings of the Offering may occur from time to time in the discretion of the Company. Upon acceptance of a subscription and receipt of the Subscription Amount in immediately available funds, the Company shall cause the Shares subscribed for to be issued to the Investor in book-entry or certificated form and recorded in the share register of the Company. The Offering will terminate on the earlier of (a) the date on which all Shares offered are sold, or (b) the close of business on the date that is 365 days from the date of qualification of the Offering by the Commission, unless terminated earlier or extended by the Company.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents, warrants and covenants to the Company, as of the date hereof and as of the date the subscription is accepted, as follows:

2.1 Authority. The Investor has all requisite legal capacity, power and authority to execute, deliver and perform this Agreement and to purchase the Shares. If the Investor is not a natural person, the Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action. This Agreement, when accepted by the Company, constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

2.2 Receipt and Review of Offering Circular. The Investor has received, read and understands the Offering Circular, including the section captioned "Risk Factors," and has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and to obtain such additional information as the Investor deemed necessary to verify the accuracy of the information contained in the Offering Circular.

2.3 No Representations Outside the Offering Circular. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, other than the statements contained in the Offering Circular and in this Agreement. No oral or written representation has been made or furnished to the Investor that is inconsistent with the Offering Circular.

2.4 Investment Limitation. The Investor is either (a) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act, or (b) a person for whom the aggregate purchase price paid for the Shares in the Offering does not exceed ten percent (10%) of the greater of the Investor's annual income or net worth (for a natural person), or ten percent (10%) of the greater of the Investor's annual revenue or net assets at fiscal year end (for a non-natural person), in each case as determined in accordance with Rule 251(d)(2)(i)(C) of Regulation A. The Investor has completed the certification set forth on the signature page hereto.

2.5 Risk of Loss. The Investor understands that an investment in the Shares involves a high degree of risk, including the risk of loss of the entire investment; that no public trading market for the Shares exists and none may develop; that the Company has a limited operating history and no revenue; that the Company does not expect to pay dividends; and that the Investor is able to bear the economic risk of the investment, including a total loss thereof, for an indefinite period.

2.6 No Government Review. The Investor understands that neither the Commission nor any state securities commission or regulatory authority has approved or disapproved the Shares, passed upon or endorsed the merits of the Offering, or confirmed the accuracy or determined the adequacy of the Offering Circular, and that any representation to the contrary is a criminal offense.

2.7 Transferability. The Investor understands that the Shares sold in this Offering pursuant to Regulation A are not "restricted securities" as that term is defined in Rule 144 under the Securities Act, but that the Company has not engaged a transfer agent and registrar, that no public trading market for the Shares currently exists, that resales by affiliates of the Company are subject to restriction, and that the Investor may be unable to sell or otherwise dispose of the Shares.

2.8 Compliance with Law; Source of Funds. The Investor is acquiring the Shares in compliance with all applicable laws of the jurisdiction in which the Investor is resident or domiciled. The Investor represents that the funds tendered for the Shares were not and are not derived from, and the purchase of the Shares will not result in, any activity that would violate any applicable anti-money laundering, anti-terrorist financing, or economic sanctions law or regulation, including the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC"), and that the Investor is not a person or entity named on any list maintained by OFAC. The Investor agrees to provide such additional information and documentation as the Company may reasonably request to verify the Investor's identity and the source of the Subscription Amount.

2.9 Tax Matters. The Investor acknowledges that the Company has not provided, and is not providing, any tax, legal or investment advice to the Investor, and that the Investor has relied solely upon the advice of the Investor's own advisors with respect to the tax and other consequences of an investment in the Shares.

2.10 Accuracy of Information. All information that the Investor has furnished to the Company, including the information set forth on the signature page and in any investor questionnaire, is true, correct and complete in all material respects as of the date hereof. The Investor shall promptly notify the Company of any change in such information occurring prior to the acceptance of this subscription.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

3.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own its properties, conduct its business as presently conducted and enter into and perform this Agreement.

3.2 Authorization. The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, upon acceptance by the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

3.3 Valid Issuance. The Shares, when issued, sold and delivered against payment of the Subscription Amount in accordance with this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and free of any liens or encumbrances created by the Company, other than restrictions arising under applicable federal and state securities laws.

ARTICLE 4 - MISCELLANEOUS

4.1 Indemnification by the Investor. The Investor agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents and counsel from and against any and all loss, damage, liability, cost or expense (including reasonable attorneys' fees) arising out of or based upon any breach by the Investor of any representation, warranty, covenant or agreement made by the Investor in this Agreement.

4.2 Electronic Delivery and Signature. The Investor consents to the delivery of this Agreement, the Offering Circular and all other documents relating to the Offering by electronic means, and agrees that an electronic signature has the same legal force and effect as a manual signature under the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, and any comparable applicable law.

4.3 Notices. All notices hereunder shall be in writing and shall be deemed given when delivered personally, when sent by electronic mail to the address set forth on the signature page (or, in the case of the Company, to the address set forth in the Offering Circular), or three (3) business days after being deposited in the United States mail, postage prepaid, addressed to the party at the address set forth on the signature page hereto.

4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its conflict of laws principles, except that matters arising under the federal securities laws of the United States shall be governed by such federal laws.

4.5 Venue. Except with respect to any claim arising under the federal securities laws of the United States, the parties agree that any suit, action or proceeding arising out of or relating to this Agreement or the Offering shall be brought exclusively in the state or federal courts located in the State of California, and each party irrevocably submits to the jurisdiction of such courts and waives any objection to venue therein or to the convenience of such forum. Nothing in this Section 4.5 shall be deemed a waiver by the Investor of compliance with any provision of the federal securities laws or the rules and regulations thereunder.

4.6 Entire Agreement; Amendment. This Agreement, together with the Offering Circular, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by both parties.

4.7 Assignment; Successors. Neither this Agreement nor any right or obligation hereunder may be assigned or transferred by the Investor without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

4.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be modified to the minimum extent necessary to make it enforceable, and the remaining provisions shall continue in full force and effect.

4.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile, portable document format or other electronic transmission shall be as effective as delivery of a manually executed counterpart.

4.10 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the acceptance of this subscription and the issuance of the Shares.

INVESTOR SIGNATURE PAGE

TO SUBSCRIPTION AGREEMENT OF BLUEMOUNT INTERNATIONAL INC.

The undersigned Investor hereby subscribes for the Shares set forth below on the terms of the Subscription Agreement to which this signature page is attached, and certifies that the representations and warranties set forth in Article 2 thereof are true and correct.

Number of Shares subscribed for: ______________________

Aggregate Subscription Amount (at $0.10 per Share): $______________________

INVESTOR CERTIFICATION (check one):

[ ] The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.

[ ] The Investor is not an accredited investor, and the aggregate Subscription Amount does not exceed ten percent (10%) of the greater of the Investor's annual income or net worth (natural persons), or ten percent (10%) of the greater of the Investor's annual revenue or net assets at fiscal year end (non-natural persons), calculated in accordance with Rule 251(d)(2)(i)(C) of Regulation A.

IF AN INDIVIDUAL:

__________________________________________

Signature

Print Name: ______________________________

Date: ____________________________________

IF AN ENTITY:

Name of Entity: ___________________________

Jurisdiction of Organization: ______________

__________________________________________

Signature of Authorized Signatory

Print Name: ______________________________

Title: ___________________________________

Date: ____________________________________

INVESTOR CONTACT INFORMATION:

Address: _________________________________

City / State / Postal Code: ______________

Country: _________________________________

Telephone: _______________________________

Email: ___________________________________

Taxpayer Identification Number: ___________

ACCEPTANCE BY THE COMPANY

The foregoing subscription is hereby accepted by Bluemount International Inc. as to ______________ Shares, for an aggregate purchase price of $______________, effective as of the date set forth below.

BLUEMOUNT INTERNATIONAL INC.

__________________________________________

Name: David Daniel Thorpe

Title: Chief Executive Officer

Date: ____________________________________